CERTIFIED RESOLUTIONS


      The  undersigned  hereby  certifies that he is the duly elected  Assistant
Secretary of The Berwyn Funds (the "Trust") and that the Board of Trustees, including a majority of the Trustees who are not "interested persons" of the Trust, adopted the following resolutions, at a meeting at which all the Trustees were present, on May 5, 2009:

      RESOLVED, that it is the finding of the Trustees at this meeting that the fidelity bond written by St. Paul Fire and Marine Insurance Company (the "Fidelity Bond") in the aggregate amount of $1,000,000 covering, among others, the officers and employees of the Trust, in accordance with the requirements of Rule 17g-1 (the "Rule") promulgated by the Securities and Exchange Commission under Section 17(g) of the Investment Company Act of 1940 (the "1940 Act"), is reasonable in form and amount, after having given due consideration to, among other things, the value of the aggregate assets of the Trust to which any person covered under the Bond may have access, the type and terms of the arrangements made for the custody and safekeeping of the Trust's assets and the nature of the securities in the Trust's portfolios; and

      FURTHER RESOLVED, that the amount and form of coverage of the Fidelity Bond as described above are reasonable and the Fidelity Bond be, and it hereby is, ratified and approved; and

      FURTHER RESOLVED, that the appropriate officers of the Trust be, and they hereby are, authorized and directed to take such further actions as they may deem necessary or appropriate in order to conform to the provisions of the 1940 Act, and the rules and regulations thereunder; and

      FURTHER RESOLVED, that Wade R. Bridge, an Assistant Secretary of the Trust, be, and he hereby is, designated as the person who shall make the filings and give the notices required by paragraph (g) of Rule 17g-1.


Witness my hand this 5th day of May, 2009.


                                        /s/ Wade R. Bridge
                                        ------------------------------------
                                        Wade R. Bridge, Assistant Secretary